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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Rhythms NetConnections Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          RHYTHMS NETCONNECTIONS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 5, 2000

TO THE STOCKHOLDERS OF RHYTHMS NETCONNECTIONS INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rhythms NetConnections Inc., a Delaware corporation (the "Company"), will be held on May 5, 2000, at 10:00 a.m. Mountain Daylight Time at Embassy Suites, 10250 East Costilla Avenue, Englewood, Colorado, 80112, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect two directors to serve for a three-year term ending in the year 2003 or until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's certificate of incorporation to increase the number of shares of Preferred Stock authorized for issuance thereunder by an additional 5,000,000 shares to a total of 10,000,000 shares of Preferred Stock;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 31, 2000, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you vote by ballot at the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                              Sincerely,


                                              Catherine M. Hapka
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors
Englewood, Colorado
April 6, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          RHYTHMS NETCONNECTIONS INC.

                           6933 South Revere Parkway

                           Englewood, Colorado 80112

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 2000

General

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Rhythms NetConnections Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 5, 2000 (the "Annual Meeting"). The Annual Meeting will be held at Embassy Suites, 10250 East Costilla Avenue, Englewood, Colorado, 80112. These proxy solicitation materials were mailed on or about April 6, 2000, to all stockholders entitled to vote at the Annual Meeting.

Voting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 31, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, __________ shares of the Company's Common Stock, par value $0.001 ("Common Stock"), were issued and outstanding, 250,000 shares of the Company's 8.25% Series E Convertible Preferred Stock due 2015, par value $0.001, were outstanding, 3,000,000 shares of the Company's 6 3/4% Series F Cumulative Convertible Preferred Stock were outstanding; and no shares of the Company's Series 1 Junior Participating Preferred Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 31, 2000. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 1, 2, and 3 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 6933 South Revere Parkway, Englewood, Colorado 80112, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than December 15, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than December 15, 2000.

                                       2.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

General

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2003 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of seven persons, with two classes consisting of two directors each and the third class consisting of three directors.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event either of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

Nominees for Term Ending Upon the 2003 Annual Meeting of Stockholders

     Keith B. Geeslin, 46, has served as a director of the Company since July 1997. Since 1988, Mr. Geeslin has served as a general partner of The Sprout Group, a venture capital investment firm. Mr. Geeslin is a director of Actel Corporation, Quintus Corporation, GlobeSpan Corporation, SDL, Inc. and Paradyne Corporation, a DSL equipment manufacturer and supplier to the Company, and is also a director of several privately held companies. Mr. Geeslin was elected a director as the nominee of The Sprout Group, under the terms of a voting agreement, which has subsequently been terminated.

     Edward J. Zander, 53, has served as a director of the Company since March 1999. Since 1987, Mr. Zander has held various management positions at Sun Microsystems, Inc., where he currently serves as its President and Chief Operating Officer, a position he has held since February 1998. Mr. Zander is a director of Documentum, Inc. and one privately held company.

Continuing Directors for Term Ending Upon the 2001 Annual Meeting of
Stockholders

     Susan Mayer, 50, has been a director since March 1999. Ms. Mayer is the President of the MCI WorldCom Venture Fund and a Senior Vice President of MCI WorldCom Inc. Previously, she was Senior Vice President of MCI Communications Corporation from 1994 to 1998. From 1996 to 1997, Ms. Mayer was also President and Chief Operating Officer of Sky MCI.

     William R. Stensrud, 49, has been a director since the Company's inception in February 1997 and also served as President and Chief Executive Officer from February 1997 to June 1997. Mr. Stensrud has been a general partner at the venture capital investment firm of Enterprise Partners since January 1997. From June 1996 through December 1996, Mr. Stensrud served as President of Paradyne Corporation. Previously, from February 1992 to March 1996, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation. Mr. Stensrud is a director of Juniper Networks and of Paradyne Corporation, a DSL equipment manufacturer and supplier to the Company, and of several privately held companies. Mr. Stensrud was elected a director as the nominee of Enterprise Partners, under the terms of a voting agreement, which has subsequently been terminated.

     John L. Walecka, 40, has been a director since July 1997. Mr. Walecka is a founding partner of Redpoint Ventures, formed in October 1999. Redpoint is a technology-focused venture capital investment firm. From 1984 through 1999, Mr. Walecka served as General Partner of Brentwood Venture Capital, a venture capital investment firm. Mr. Walecka is a director of several privately held companies. Mr. Walecka was elected a director as the nominee of Brentwood Venture Capital, under the terms of a voting agreement, which has subsequently been terminated.


                                       3.

Continuing Directors for Term Ending Upon the 2002 Annual Meeting of
Stockholders

     Catherine M. Hapka, 45, has been our Chief Executive Officer and a director since June 1997. She was elected Chairman of the Board of Directors in June 1999. Prior to joining the Company, Ms. Hapka served as President of NETS, Inc., an electronic commerce software company, from March 1997 to May 1997. NETS, Inc. filed a bankruptcy petition in May 1997. Prior to joining NETS, Inc., Ms. Hapka served as Executive Vice President, Markets, for U S WEST Communications, Inc. from January 1995 to October 1996. In this capacity, Ms. Hapka led business and consumer telecommunications units responsible for the voice, data, wireless, video and long distance businesses. From 1991 to 1994, Ms. Hapka served as founder, President and Chief Operating Officer of the !NTERPRISE Networking Services Unit of U S WEST. Prior to joining U S WEST, Ms. Hapka held general management positions with General Electric and McKinsey & Co., Inc.

     Kevin R. Compton, 41, has been a director since July 1997. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Compton is a director of Citrix Systems, Inc., Global Village Communication, Inc., OneWorld Systems, Inc., Verisign, Inc. and Corsair Communications, Inc., and is also a director of several privately held companies. Mr. Compton was elected a director as the nominee of Kleiner Perkins Caufield & Byers, under the terms of a voting agreement, which has subsequently been terminated.

     In addition, affiliates of Hicks, Muse, Tate & Furst Incorporated and certain related parties ("HMTF") have the right to elect one director (the "Series E Director") to the Company's Board of Directors so long as they hold 40% or more of the Series E Preferred Stock. The Series E Director will serve at the pleasure of HTMF. HTMF has not yet exercised its right to elect the Series E Director. HTMF has indicated that it will elect Michael Levitt to fill this position.

    Michael J. Levitt, 41, is a partner of Ilicks, Muse, Tate & Furst Incorporated. Mr. Levitt is involved in originating, structuring and monitoring Hicks Muse's investments and in building relationships with investment banks and commercial banking firms worldwide. Mr. Levitt serves as a director of AMFM Corp., AMFMi Corp., Awards.com, El Sitio, Inc., G.H. Mumm/Perrier Jouet & Cie., Globix Corporation, i.Party Corp. Ibero American Media Partners, L.P., International Home Foods, Inc., PeopleLink, Inc., RCN Corporation, RealPulse.com, and STC Broadcasting, Inc.

Board Committees and Meetings

     The Board of Directors held 12 meetings during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year") and acted by unanimous written consent 21 times during 1999. The Board of Directors has an Audit
Committee and a Compensation Committee. Each director attended or participated in 91% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 1999.

     The Audit Committee currently consists of three directors, Ms. Mayer and Messrs. Compton and Geeslin, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held 1 meeting during 1999.

     The Compensation Committee currently consists of three directors, Messrs. Stensrud, Walecka and Zander, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. The Compensation Committee held 3 meetings and acted by unanimous written consent no times during 1999.

Director Compensation

     Directors who are not employees of the Company are not compensated for services provided as a director or for participation on any committee of the Board of Directors. All directors are reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any of the Board's committees. There is currently no automatic option grant program in effect for non-employee directors.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

                                       4.

            PROPOSAL TWO:  APPROVAL OF AMENDMENT AND RESTATEMENT OF

                   THE RESTATED CERTIFICATE OF INCORPORATION


     The present capital structure of the Company authorizes 250,000,000 shares of Common Stock, 1,000,000 shares of Series 1 Junior Participation Preferred Stock, 250,000 shares of 8.25% Series E Convertible Preferred Stock due 2015, 3,000,000 shares of 6 3/4% Series F Cumulative Convertible Preferred Stock, and 750,000 shares of Preferred Stock, the rights, privileges and preferences of which may be set by the board of directors each having a par value of $.001 per share. The Company has issued 3,250,000 shares of Preferred Stock in the past 12 months to meet its financing needs. As a result, the Board of Directors believes it is appropriate to add additional shares of Preferred Stock to the Company's capital structure. Therefore, the Board of Directors has unanimously approved the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Preferred Stock from 5,000,000 shares to 10,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment and restatement to the Company's stockholders for adoption. The undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. On March 31, 2000, _____________ shares of Common Stock were outstanding, no shares of Series 1 Junior Participating Preferred Stock were outstanding, 250,000 shares of 8.25% Series E Convertible Preferred Stock due 2015 were outstanding, and 3,000,000 6 3/4% Series F Cumulative Convertible Preferred Stock were outstanding.

Purpose of Authorizing Additional Preferred Stock

     Authorizing an additional 5,000,000 shares of Preferred Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Preferred Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Preferred Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings and stock dividends or distributions without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. The authorization of additional blank check preferred stock may discourage, delay or prevent a merger, or acquisition of the Company at a premium price.

     The proposed increase in the authorized number of shares of Preferred Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

     The Board of Directors of the Company would have the authority to issue the additional shares of Preferred Stock in one or more series and to fix the rights, priorities, preferences, qualifications, limitations and restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, terms of sinking funds, liquidation preferences and the number of shares constituting any series or the designation of such series, which could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of the Common Stock.

     The proposed amendment and restatement of the Company's Certificate of Incorporation was approved by unanimous written consent of the directors of the Company in April 2000.

                                       5.

Stockholder Approval

     The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment and restatement of the Company's Certificate of Incorporation authorizing 5,000,000 additional shares of Preferred Stock.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the amendment and restatement of the Company's Certificate of Incorporation authorizing 5,000,000 additional shares of Preferred Stock.

                                       6.

     PROPOSAL THREE:  RATIFICATION OF INDEPENDENT AUDITORS


     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants for the Company during the 1999 Fiscal Year, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.


                                       7.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of December 31, 1999, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the Named Officers listed in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                             Number of            Percentage
                                                                               Shares            Beneficially
                                                                            Beneficially           Owned (1)
                     Beneficial Owner (1)                                      Owned
-------------------------------------------------------------------------   --------------       -------------
Five Percent Stockholders:
   Brentwood Entities (2)................................................        4,678,651                 6.0%
   KPCB Entities (3).....................................................        6,208,988                 8.0%
   MCI WorldCom Venture Fund, Inc. (4)...................................        5,334,692                 6.9%
   Enron Entities (5)....................................................        5,393,258                 7.0%
   Microsoft Corporation (6).............................................        5,197,691                 6.7%

Directors and Named Executive Officers:
   Catherine M. Hapka (7)................................................        4,421,131                 5.7%
   Steve Stringer........................................................           29,300                   *
   Michael S. Lanier.....................................................               --                  --
   David J. Shimp (8)....................................................          300,000                   *
   Scott C. Chandler (9).................................................          480,000                   *
   Kevin R. Compton (10).................................................           83,800                   *
   Keith B. Geeslin (11).................................................           90,700                   *
   Susan Mayer (12)......................................................               --                  --
   William R. Stensrud (13)..............................................          235,588                   *
   John L. Walecka (14)..................................................          151,700                   *
   Edward J. Zander (15).................................................           60,000                   *
   All current directors and executive officers as a group (15                   6,560,400                 8.4%
    persons)(16).........................................................
-------------

  * Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.

(1) Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
(2) Consists of 187,145 shares held by Brentwood Affiliates Fund, L.P. and 4,491,506 shares held by Brentwood Associates VII, L.P., of which Brentwood VII Ventures, L.P. is the general partner (collectively, the "Brentwood Entities"). The address for each of the Brentwood Entities is 3000 Sand Hill Road, Building 1, Suite 260, Menlo Park, California 94025.
(3) Consists of 5,650,391 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 441,631 shares held by KPCB VIII Founders Fund, L.P. and 116,966 shares held by KPCB VIII Information Sciences Zaibatsu Fund II, L.P. (collectively, the "KPCB Entities"). The address for each of the KPCB Entities is 2750 Sand Hill Road, Menlo Park, California 94025.
(4) Includes 856,996 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1999. The address for MCI WorldCom Venture Fund, Inc. is c/o MCI WorldCom, Inc., 1801 Pennsylvania Avenue, Washington, D.C. 20006.

                                       8.

(5) Consists of shares beneficially owned by G-Past, L.L.C., of which Enron Communications Investments Corp. is the managing member and a wholly-owned subsidiary of Enron Broadband Services, Inc., a wholly-owned subsidiary of Enron Corp. (collectively, the "Enron Entities"). The address for each of the Enron Entities is 210 Southwest Morrison Street, Suite 400, Portland, Oregon 97204.
(6) Includes 720,000 shares issuable upon exercise of a warrant exercisable within 60 days of December 31, 1999. The address for Microsoft Corporation is One Microsoft Way, Redmond, Washington 98052.
(7) Includes shares held by Ms. Hapka's children, Christopher H. Safaya and Catherine A. Safaya, in the amount of 5,333 shares each and shares held by Christopher H. Safaya 1999 Trust and Catherine A. Safaya 1999 Trust in the amount of 132,480 shares each. Also includes 1,338,291 shares from option exercises subject to repurchase by us.
(8) Includes 200,000 shares from option exercises subject to repurchase by the Company.
(9) Includes 276,000 shares from option exercises subject to repurchase by the Company.
(10) Excludes shares held by the KPCB Entities. Mr. Compton, as a General Partner of KPCB, may be deemed to have voting and investment power over the shares held by the KPCB Entities. Mr. Compton disclaims beneficial interest in such shares, except to the extent of his pecuniary interest therein.
(11) Excludes shares beneficially owned by DLJ Capital Corporation, DLJ First ESC L.L.C., Sprout Capital VII, L.P. and The Sprout CEO Fund, L.P. (collectively, the "Sprout Entities"). Mr. Geeslin, as a General Partner of The Sprout Group, may be deemed to have voting and investment power over the shares held by the Sprout Entities. Mr. Geeslin disclaims beneficial interest in such shares, except to the extent of his pecuniary interest therein.
(12) Excludes shares held by MCI WorldCom Venture Fund, Inc. ("MCI WorldCom"). Ms. Mayer, as President of MCI WorldCom, may be deemed to have voting and investment power over the shares held by such fund. Ms. Mayer disclaims beneficial interest of such shares, except to the extent of her pecuniary interest therein.
(13) Includes 200,015 shares held by Blue Goose, Ltd., of which the Stensrud Family Trust UTA 9-16-93 (the "Stensrud Trust") is a General and Limited Partner. Also includes 35,571 shares held by the Stensrud Trust. Mr. Stensrud is a trustee and one of the beneficiaries of the Stensrud Trust. Mr. Stensrud disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(14) Excludes shares held by the Brentwood Entities. Mr. Walecka, as a General Partner of Brentwood Venture Capital, may be deemed to have voting and investment power over the shares held by the Brentwood Entities. Mr. Walecka disclaims beneficial interest in such shares, except to the extent of his pecuniary interest therein. Includes 31,905 shares held in trust, of which Mr. Walecka is the trustee and beneficiary. Mr. Walecka disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(15) Consists of shares issuable upon exercise of an option exercisable within 60 days of December 31, 1999.
(16) Includes 79,270 shares issuable upon exercise of options or warrants exercisable within 60 days of December 31, 1999 and 2,114,768 shares from option exercises subject to repurchase by us. Excludes shares held by the Brentwood Entities, the KPCB Entities, MCI WorldCom Venture Fund, Inc, the Enron Entities and Microsoft Corporation.



and the Sprout
     Entities.

                                       9.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the 1999 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the
fiscal years ended December 31, 1997, 1998 and 1999.   The listed individuals
shall be hereinafter referred to as the "Named Officers."


                           SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                                                     Compensation Awards
                                              Annual Compensation
                                             ----------------------
                                                                         Securities         All Other
                                                                         Underlying       Compensation
 Name and Principal Position(s)        Year  Salary ($)   Bonus ($)      Options (#)           ($)
------------------------------------- -----  ---------    --------       -----------      ------------
Catherine M. Hapka (1)...............  1999    350,000    178,838          240,000(2)            --
  Chairman and Chief Executive         1998    339,583     134,58               --               --
   Officer                             1997    163,654     50,000        4,381,131(3)            --

Steve Stringer (4)...................  1999    157,690    150,000          720,252(5)        65,654(6)
  President and Chief  Operating       1998         --         --               --               --
   Officer                             1997         --         --               --               --

Michael S. Lanier (7)................  1999    186,538     99,433(8)       300,000(5)            --
  Chief Information Officer            1998         --         --               --               --
                                       1997         --         --               --               --
David J. Shimp (9)...................  1999    175,935     46,375               --           62,428(6)
  Senior Vice President, Human         1998     33,205     36,902          300,000(2)            --
   Resources                           1997         --         --               --               --

Scott C. Chandler (10)...............  1999    180,962     44,509           96,000(2)        55,299(6)
  Chief Financial Officer              1998    129,577     28,746          384,000(2)            --
                                       1997         --         --               --               --
-------------------------------------

(1) Ms. Hapka has been employed since June 1997, and the amount listed sets forth her compensation since such date.
(2) Represents the number of shares of Common Stock issued upon the exercise of options.
(3) Represents 3,504,905 shares of Common Stock issued upon the exercise of options and 876,226 shares of Common Stock issued upon the automatic conversion at the initial public offering of 365,094 shares of Series A Preferred Stock purchased by Ms. Hapka in 1998.
(4) Mr. Stringer has been employed since May 1999, and the amount listed sets forth his compensation since such date.
(5) Represents the number of shares of Common Stock that may be issued upon the exercise of options.
(6)  Represents actual costs related to living expenses and/or relocation.

                                      10.

(7) Mr. Lanier has been employed since May 1999, and the amount listed sets forth his compensation since such date.
(8)  Includes an initial signing bonus of $50,000.
(9) Mr. Shimp has been employed since October 1998, and the amount listed sets forth his compensation since such date.
(10) Mr. Chandler has been employed since April 1998, and the amount listed sets forth his compensation since such date.


                                      11.

                   Stock Options & Stock Appreciation Rights

     The following table contains information concerning the stock options granted to the Named Officers during the 1999 fiscal year. All the grants were made under the Company's 1999 Stock Incentive Plan. No stock appreciation rights were granted to the Named Officers during such fiscal year.


                             OPTION GRANTS IN 1999

                                                       Individual Grants
                         ---------------------------------------------------------------------------
                                                                                                       Potential Realizable Value at
                             Number of                                                                 Assumed Annual Rates of Stock
                            Securities          % of Total                                               Appreciation for Option
                            Underlying         Options Granted   Exercise Price                                   Term(2)
                              Options          to Employees in     Per Share
      Name                  Granted (#)              1999          ($/Sh)(3)      Expiration Date(4)           5%            10%
-----------------------  --------------  ---   ---------------   -------------   -------------------   -------------     ----------
Catherine M. Hapka.....        240,000               3.0%               3.33      January 20, 2009       $   503,000     $ 1,274,000

Steve Stringer.........        350,000   (1)         4.5%              56.94          June 9, 2009        12,533,000      31,762,000

                                70,252                .9%              14.23          June 9, 2009           629,000       1,593,000

                               300,000               3.8%              26.69      November 2, 2009         5,036,000      12,761,000

Michael S. Lanier......        300,000               3.8%              16.00         April 5, 2009         3,019,000       7,650,000

David J. Shimp.........             --                --                  --                    --                --              --

Scott C. Chandler......         96,000               1.2%               3.33      January 20, 2009           201,000         509,000

______________________

     (1) These options were granted to Mr. Stringer pursuant to an option agreement outside the 1999 Stock Incentive Plan. The market price of the shares of Common Stock underlying these options was $56.94 on the date of grant.

     (2) There can be no assurance provided to any Named Officer or other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.

     (3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

     (4) The option will become exercisable for 25% of the shares upon the optionee's completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his or her completion of each additional month of service thereafter. The option will become exercisable on an accelerated basis upon a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless the option is assumed by the surviving entity. In addition, the Compensation Committee of the Board of Directors may accelerate the vesting of the option in the

                                      12.

event (i) there is a change in the composition of the Board of Directors over a period of two years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or
(ii) change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer.

                                      13.

Fiscal Year-End 1999 Option Values

     The following table provides information, with respect to the Named Officers, concerning the exercise of options during the 1999 fiscal year and unexercised options held by them at of the end of that fiscal year. None of the Named Officers exercised any stock appreciation rights during the 1999 fiscal year, and no stock appreciation rights were held by the Named Officers at the end of such year.

                       Fiscal Year-End 1999 Option Values

       Name                   Shares Acquired on      Value Realized ($)(1)  Number of Securities Underlying Unexercised
                                  Exercise (#)                                    Options at December 31, 1999 (#)
----------------------------------------------------------------------------------------------------------------------------
                                                                                   Exercisable            Unexercisable
Catherine M. Hapka.........                 240,000                728,000                     --                     --
Steve Stringer.............                      --                     --                 23,416                696,836
Michael S. Lanier..........                      --                     --                     --                300,000
David J. Shimp.............                 300,000              1,410,000                     --                     --
Scott C. Chandler..........                 480,000              2,074,000                     --                     --
==========================================================================================================================

       Name                  Value of Unexercised In-the-Money
                             Options at December 31, 1999 ($)(1)
------------------------------------------------------------------
                              Exercisable          Unexercisable

Catherine M. Hapka.........                 --                   --
Steve Stringer.............            726,000           10,752,000
Michael S. Lanier..........                 --            9,300,000
David J. Shimp.............                 --                   --
Scott C. Chandler..........                 --                   --
===================================================================

(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market price of $31.00 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 1999 fiscal year, less the option exercise price payable per share.

                                      14.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

     None of the Company's executives are employed for a specified term, and each executive's employment with the Company is subject to termination at any time by either party for any reason, with or without cause.

     Ms. Hapka's employment agreement provides for a salary of $350,000 per year, subject to periodic increases by the Board of Directors at its discretion. In addition, she will be entitled to bonuses as approved by the Board of Directors at its discretion. In connection with her employment in June 1997, Ms. Hapka was granted an option to purchase 3,504,905 shares of Common Stock at an exercise price of $0.04 per share under the 1997 Stock Option/Stock Issuance Plan, which was succeeded by the 1999 Stock Incentive Plan. In connection with her employment, Ms. Hapka was also given the right to purchase up to 365,094 shares of Series A Preferred Stock at $0.80 per share, which converted into 876,226 shares of our Common Stock at the date of our initial public offering. In the event Ms. Hapka's employment is terminated involuntarily and without cause, Ms. Hapka will be entitled to receive a lump sum payment in an amount equal to her then current annual salary.

     Mr. Stringer's employment agreement provides for a salary of $300,000 per year, payable in accordance with the Company's regular pay period practices, and subject to periodic increases by the Board of Directors at its discretion. It also provides for guaranteed bonus compensation during the first year of employment of $200,000, payable in quarterly installments. For any future years of performance, Mr. Stringer's bonus will be consistent with the bonus plan applicable to other members of the Company's management team, as approved by the Board of Directors. In connection with his employment, Mr. Stringer was granted options to purchase 350,000 shares of Common Stock at an exercise price equal to the Common Stock's fair market value on the date of the grant under the 1999 Stock Incentive Plan. In addition, Mr. Stringer was also granted outside of the plan an option to purchase 70,252 shares of Common Stock at an exercise price of $14.23 per share. In November 1999, Mr. Stringer was granted options to purchase 300,000 shares of Common Stock at an exercise price equal to the fair market price of the Common Stock on the date of the grant under the 1999 Stock Incentive Plan. In the event Mr. Stringer's employment is terminated without cause, he will be eligible to receive monthly payments at his then applicable monthly base salary for a period of 12 months from the date of termination of his employment.

     Mr. Lanier's employment agreement provides for a salary of $250,000 per year, subject to periodic increases by the Board of Directors at its discretion. In addition, the agreement provides for an annual bonus of up to 25% of his annual salary. Mr. Lanier also received, as part of the acceptance of his employment, a hiring bonus of $50,000. In connection with his employment, Mr. Lanier was granted options to purchase 300,000 shares of Common Stock at an exercise price equal to the fair market price of the Common Stock on the date of the grant under the 1999 Stock Incentive Plan.

     Mr. Shimps' employment provides for a salary of $175,000 per year. In addition, the agreement provides for an annual bonus of up to 25% of his annual salary. In connection with his employment, Mr. Shimp was granted options to purchase 300,000 shares of Common Stock at an exercise price of $1.67 per share under the 1997 Stock Option/Stock Issuance Plan, which was succeeded by the 1999 Stock Incentive Plan.

     Mr. Chandler's employment provides for a salary of $180,000 per year. In addition, the agreement provides for an annual bonus of up to 40% of his annual salary. Mr. Chandler was also eligible to receive up to $85,000 in relocation expenses. In connection with his employment, Mr. Chandler was granted options to purchase 384,000 shares of Common Stock at an exercise price of $0.21 per share under the 1997 Stock Option/Stock Incentive Plan, which was succeeded by the 1999 Stock Incentive Plan.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors currently has a compensation committee that reviews and approves the compensation and benefits to be provided to the Company's executive officers and other key employees. In addition, the compensation committee administers the 1999 Stock Incentive Plan. The compensation committee currently consists of Messrs. Stensrud, Walecka and Zander.

Board Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the report presented shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approves and oversees the Company's compensation policy, approves salaries and annual bonuses for executive management of the Company, including the Named Officers, and administers the 1999 Stock Incentive Plan (the "1999 Plan"), predecessor option plans and the Employee Stock Purchase Plan. In fulfilling its responsibilities, the Compensation Committee receives significant input from the Company's Chief Executive Officer and other members of senior management.

Compensation Policy

     Components of Compensation. The Company's compensation policy for executive management is designed to recruit, motivate and retain highly qualified individuals by (i) rewarding individual achievements, (ii) enabling individuals to share in the risks and rewards of the Company's overall performance and (iii) paying compensation that is competitive with industry compensation levels. The Company's compensation policy is based, in part, on certain recommendations made by an independent compensation consultant previously retained by the Company. The key components of the Company's current compensation policy, which is designed to balance short-term and long-term considerations, are competitive salaries, annual cash performance bonuses and long-term equity incentives. With respect to 1999 compensation, the Compensation Committee did not use a specific formula to evaluate individual performance, determine the specific amount of compensation payable to any individual or allocate each individual's total compensation among salary, bonus and stock options; however, the Compensation Committee believes that the compensation paid by the Company to its executive management is commensurate with the services they rendered to the Company.

1999 Compensation

     Annual Salaries. Catherine M. Hapka, the Chairman of the Board and Chief Executive Officer of the Company, has authority to hire all members of executive management of the Company, subject to the Compensation Committee's approval of the compensation to be paid to such executives. Subject to the approval of the Compensation Committee, Ms. Hapka also determines the compensation payable to persons offered executive level employment with the Company and annual salary increases for members of the Company's executive management. The Compensation Committee determines annual adjustments to Ms. Hapka's salary and bonus compensation, which is subject to the terms of Ms. Hapka's offer of employment. In determining and approving the amount of annual salary and salary increases for executive management, Ms. Hapka and the Compensation Committee consider factors such as the executive's contribution to the Company's overall operating effectiveness, strategic success and profitability; the executive's role in developing and maintaining key client relationships; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the executive's leadership growth of management development over the past year.

     Performance Bonuses. Cash performance bonuses are determined and approved annually by the Compensation Committee based on an objective evaluation of the Company's performance relative to predetermined performance goals. The performance goals are based upon factors over which each executive has significant control. These factors in 1999 were the numbers of central offices built, the order backlog, the number of installed customer lines and performance against specific new product/service innovation objectives. An objective evaluation of the results was used to determine the size of a corporate bonus pool compared to a 100 percent target at full realization of all objectives. Accordingly, if the Company exceeded or did not meet its performance objectives, the pool percentage would have been more or less than the 100 percent target amount. The realized pool percentage was then used to determine individual awards by multiplying the pool percentage realized by a target bonus level for each job. All executives participated in the bonus pool. The Compensation Committee is of the view that such a system aligned all employees around common goals and promoted teamwork to meet corporate wide objectives.

     Long-Term Incentives. Stock-based compensation is also an important element of the Company's compensation policy. Stock options are offered to induce executive management and all employees to accept employment with the Company. The Compensation Committee believes that stock options which vest over time and are subject to forfeiture, align the interests of employees with the interests of the Company's stockholders. The Compensation Committee also believes that substantial equity ownership by individuals in leadership positions within the Company ensures that such individuals will remain focused on building stockholder value. Initial stock option awards given at the time of employment are based on a series of guidelines for each job, designed to provide a material incentive to each executive over and above his/her salary and annual bonus. Additional stock option awards are recommended by senior management on an annual basis to adjust stock option award levels based on promotion and performance. All stock option grants are recommended by executive management and approved by the Compensation Committee of the Board of Directors based on a resolution from the full Board of Directors delegating authority to the Compensation Committee to do so.

     Compensation of the Chief Executive Officer. The compensation paid to Catherine Hapka, the Company's Chairman of the Board of Directors and Chief Executive Officer is set specifically by the Board. Ms. Hapka is entitled to receive an annual base salary of $350,000 and also is eligible to receive an annual performance bonus of up to 50 percent of that figure, pro-rated based on the size of the bonus pool as disclosed above if the Company achieves certain predetermined performance goals established each year by the Compensation Committee.

     Limitations on the Deductibility of Compensation. Provisions of the Internal Revenue Code of 1986, as amended (the "Code"), disallow the deductibility of certain compensation in excess of $1 million paid to a public company's Chief Executive Officer and certain other highly paid executive officers. The deductibility limitation does not apply to performance-based compensation, as defined in Code, provided certain stockholder approval and other requirements are met. The Compensation Committee anticipates that the Company's compensation policy for executive officers will continue to consist primarily of performance-based compensation and also will be designed to satisfy the requirements of Section 162(m). Given the level of Ms. Hapka's salary and bonus, the Compensation Committee anticipates no issues in meeting the requirements for deductibility.

March 31, 1999


                                             SUBMITTED BY THE 1999 COMPENSATION
                                             COMMITTEE OF THE BOARD OF DIRECTORS

                                             William R. Stensrud
                                             John L. Walecka
                                             Edward J. Zander


                                      15.

Stock Performance Graph

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
\
                COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN(1)
                      AMONG RHYTHMS NETCONNECTIONS INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

RHYTHMS NETCONNECTIONS INC.                     100.00        147.62
NASDAQ STOCK MARKET (U.S.)                      100.00        155.99
NASDAQ TELECOMMUNICATIONS                       100.00        135.89


     (1) The graph covers the period from April 7, 1999, the commencement date of the Company's initial public offering of shares of its Common Stock, to December 31, 1999.

     (2) The graph assumes that $100 was invested in the Company on April 7, 1999, in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

     (3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                                      16.

CERTAIN TRANSACTIONS

     In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

     All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

     Messrs. Geeslin and Stensrud each did not timely file a Form 4 for the months of November and December. Mr. Walecka did not timely file a Form 4 for the month of November.

ANNUAL REPORT

     A copy of the Annual Report of the Company for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 30, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company's principal executive offices located at 6933 South Revere Parkway, Englewood, Colorado 80112.1

             THE BOARD OF DIRECTORS OF RHYTHMS NETCONNECTIONS INC.

Dated: April 6, 2000

                                      17.

                          RHYTHMS NETCONNECTIONS INC.

                                     PROXY


                  Annual Meeting of Stockholders, May 5, 2000


        This Proxy is Solicited on Behalf of the Board of Directors of
                          Rhythms NetConnections Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 5, 2000 and the Proxy Statement and appoints Catherine M. Hapka and Scott C. Chandler, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Rhythms NetConnections Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Embassy Suites, 10250 East Costilla Avenue, Englewood, Colorado, 80112 on May 5, 2000 at 10:00 a.m. Mountain Daylight Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     1.  To elect two directors to serve for three-year terms ending in the year 2003 or until their successors are duly elected and qualified;
         Nominees:  Keith B. Geeslin, Edward J. Zander
                                          FOR ALL           AGAINST ALL EXCEPT:         WITHHOLD AUTHORITY TO VOTE
                                                            -------------------         --------------------------
     2.  FOR         AGAINST              ABSTAIN           To approve an amendment to the Company's certificate of incorporation to increase the number of shares of Preferred Stock authorized for issuance thereunder by an additional 5,000,000 shares to a total of 10,000,000 shares;

     3.  FOR         AGAINST              ABSTAIN           To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

     4.                                                     In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

     The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

Please print the name(s) appearing on each share
certificate(s) over which you have voting authority: ______________________________________
                                                           (Print name(s) on certificate)

Please sign your name: __________________________________________________________________  Date: __________________________
                                       (Authorized Signature(s))


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